EXHIBIT 99.1
CONFORMED SIGNATURES

EXECUTIVE SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

I. RECITALS
A.This Executive Separation Agreement and Release of Claims (“Agreement”), which is effective upon the Effective Date, is by and between Advanced Energy Industries, Inc. (“AEI”) and Gordon Tredger (“Executive”) (collectively referred to as the “Parties”).

B.Executive has been employed by Advanced Energy Industries, Inc. full time as the President of the Solar Energy business unit.

C.The Parties desire to terminate Executive’s employment with AEI in an amicable way and to settle any disputes, known and unknown, in accordance with the terms and conditions set forth in this Agreement.

D.Executive’s employment with AEI shall be terminated effective May 5, 2014 (“Termination Date”).
E.Executive may accept the offer of severance pay set forth in this Agreement in exchange for the releases of claims set forth below and in exchange for Executive’s agreement to be bound by the other terms and conditions set forth in this Agreement.

In consideration of the promises contained in this Agreement, the Parties to this Agreement agree as follows:

II. DEFINITIONS

The following definitions shall be applicable for the purposes of only this Agreement:

A.“Agreement” means this Executive Separation Agreement And Release Of All Claims.

B.“AEI” means Advanced Energy Industries, Inc. and any predecessor or current or former parent, subsidiary or affiliated company of any of them, or successor of any of them, or benefit plan maintained by any of them, and the current and former directors, officers, employees, shareholders and agents of any or all of them, unless otherwise specifically stated in this Agreement.

C.“Claims” unless specifically limited, means any debt, obligation, demand, cause of action, judgment, controversy or claim of any kind whatsoever, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination, retaliation, claim for attorney fees or costs, or any other legal theory; claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Genetic Information Nondiscrimination Act (“GINA”), claims under the Civil Rights Act of 1991; claims under 42 U.S.C. § 1981, § 1981a, § 1983, § 1985, or § 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Rehabilitation Act of 1973, as amended; claims under the Fair Labor Standards Act of 1938, as amended; claims under the Employee Retirement Income Security Act of 1974, as amended; claims under the Age Discrimination in Employment Act, as amended, the California Fair Employment and Housing Act, California Government Code Section 12900 et seq.; claims under the California Labor Code; claims under the California Equal Pay Law; claims under the California Labor Code Section 1197.5; claims under the Unruh Civil Rights Act; claims under the California Civil Code Section 51 et seq.; and claims under any other applicable federal, state or local statute, regulation, common law or decision concerning discrimination, pay, benefits, or any other aspect of employment or any other matter.
The defined term “Claims” do not include claims by Executive for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any Employer-sponsored benefits plan; (5) indemnity under California Labor Code Section 2802 or similar state or federal provisions; (6) violations of the California Family Rights Act of 1993, California Government Code Section 12945.1 et seq.; (7) unpaid overtime and violations of minimum wage obligations under the federal Fair Labor Standards Act, 29 U.S.C. Sections 201 et seq.; and (8) any other rights that cannot by law be released by private agreement.

D.“Effective Date” means the first date upon which all of the following have occurred: (1) Executive has executed this Agreement, (2) the Agreement has been received by Randy Hester located at 1625 Sharp Point Drive, Fort Collins CO 80525, (3) an authorized representative of AEI has executed the Agreement, and (4) the revocation period set forth in Paragraph III.F. has expired.

III. COVENANTS

A.Consideration To Executive. Advanced Energy Industries, Inc. shall provide to Executive the consideration described in Addendum A as soon administratively practical after the expiration of the Effective Date.
B. Release Of Claims By Executive. As a material inducement to AEI to enter into this Agreement, Executive, as a free and voluntary act, hereby forever releases, discharges and covenants not to sue AEI for any Claims of any kind whatsoever, which may have arisen on or prior to Executive’s execution of this Agreement, including but not limited to (1) Claims relating in any way to Executive’s employment with AEI and/or the employment opportunities that were provided and/or denied to Executive, (2) Claims relating in any way to the separation of Executive’s employment with AEI, (3) Claims related to Executive’s compensation provided by AEI, (4) claims related to AEI’s long term and short term incentive plans, (5) claims related to the Executive Change in Control Agreement dated April 30, 2012, as amended, or (6) Claims related to any other matter, cause or thing whatsoever which may have occurred between Executive and AEI on or prior to Executive’s execution of this Agreement.

Waiver of Rights Under California Civil Code Section 1542. Executive acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that Section 1542 gives Executive the right not to release existing claims of which he or she is not now aware, unless he or she voluntarily chooses to waive this right. Even though Executive is aware of this right, Executive nevertheless hereby voluntarily waives the right described in Section 1542 with respect to the Claims, and elects to assume all risks for, and release, all claims that now exist in his/her favor, known or unknown, arising from the subject matter of the release.

Executive acknowledges that different or additional facts may be discovered in addition to what he or she now knows or believes to be true with respect to the matters herein released, and Executive agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any such different or additional facts. Executive represents and warrants that he or she has not previously filed or joined in any claims that are released herein and that he or she has not given or sold any portion of any claims released herein to anyone else.

C.Release Applies To Representative Actions. The above release applies to any Claims brought by any person or agency on behalf of Executive, or any class or representative action pursuant to which Executive may have any right or benefit. Executive covenants and agrees not to participate in any class or representative action that may include or encompass any of the released Claims. Executive promises not to accept any recoveries or benefits which may be obtained on Executive’s behalf by any other person or agency or in any class or representative action that may include or encompass any of the released Claims, and Executive assigns any such recovery or benefit to AEI.

D.Reasonable Assistance with Matters. Executive agrees, from time to time, to answer questions and participate (if needed) in discussions related to his business unit, its products and customers and any legal disputes (if any). AEI agrees to limit such questions and requests for discussions so as to not unreasonably interfere with Executive’s future employment activities.

E.Waiver Of Right To Seek Individual Relief. Executive represents, as a material term of this Agreement, that there are no charges or disputes pending before any governmental agency or forum for which approval by the agency or forum is required for dismissal. Executive further waives the right to individual relief in connection with any charges filed or to be filed before or otherwise investigated by any governmental agency regarding any conduct that occurred on or prior to Executive’s execution of this Agreement.

F.Compliance With Older Workers Benefit Protection Act. Executive acknowledges that he is not entitled to the consideration being provided to him under this Agreement unless Executive enters into this Agreement, including the releases of Claims contained in this Agreement. Executive acknowledges that he is waiving claims under the Age Discrimination in Employment Act, as amended, that arose on or prior to his execution of this Agreement. Executive also acknowledges that he is being given twenty-one (21) days to consider this Agreement, and that he has carefully read and understands all of the provisions of this Agreement. Executive is hereby advised in writing to consult with an attorney prior to signing this Agreement. Executive acknowledges that his decision to execute this Agreement is knowing and voluntary. Executive has the right to revoke this Agreement within seven (7) days of signing this Agreement by sending a letter by certified mail indicating his intention to revoke to Randy Hester located at 1625 Sharp Point Drive, Fort Collins CO 80525. The waiver of claims under the Age Discrimination in Employment Act, as amended, shall not become effective until the expiration of the revocation period set forth above.

G.Confidentiality Of Agreement.

Executive agrees to the following provisions regarding confidentiality of this Agreement:

(1)Except as otherwise specifically provided in this Agreement, Executive will not disclose any of the negotiations leading to the making of this Agreement to any other person or entity other than Executive’s spouse, tax accountant, attorney, or taxing authority. Executive represents and warrants that he has not made any disclosure of any of the terms or provisions of this Agreement or any of the negotiations leading to the making of this Agreement to any other person or entity, except to his attorney.

(2)AEI may be required to file this Agreement, or disclose its material terms, in an SEC Form 8-K with the Securities and Exchange Commission, and Executive acknowledges that such disclosure will likely occur.

(3)Executive agrees that he will not solicit nor provoke any inquiry concerning the terms and provisions of this Agreement. Nothing in this Agreement, however, shall limit Executive’s right to contact any governmental agency or authority regarding any issues concerning AEI’s business.

H.Key Employee Agreement. Executive acknowledges and agrees that the Key Employee Agreement (as defined in paragraph N below) he entered into upon hiring at AEI is not superseded or modified by this Agreement.

I.Revocation Of Prior Agreements. All prior agreements entered into by the Parties, with the exception of the Agreements referenced in Section III.H. above, are revoked upon the Effective Date of this Agreement. This revocation includes the Executive Change In Control Agreement executed on April 30, 2012, as amended.

J.No Disparagement. Executive agrees not to disparage AEI, its officers, its directors, its products, or its services. AEI agrees not to disparage Executive.

K.Press Release. AEI agrees to issue a statement stating that Executive has decided to resign to pursue other opportunities and AEI wishes him well in his future endeavors.

L.Executive’s Resignation And Agreement Not To Seek Reemployment. As a free and voluntary act, Executive agrees to resign from AEI effective on the Termination Date. Unless otherwise agreed to in writing by AEI, Executive further agrees never to seek direct or indirect employment or consulting or contracting employment with AEI at any time after the execution of this Agreement. If the above provision is breached by Executive, his application will be rejected without any resulting liability for AEI. In the event Executive is employed as an employee, consultant, independent contractor, or otherwise, in contravention of the terms of paragraph III.L. of this Agreement, Executive shall be subject to summary dismissal or discharge without any resulting liability for AEI. This provision shall not apply in the event Executive is working for an entity that is acquired by Advanced Energy Industries, Inc. subsequent to Advanced Energy Industries, Inc.’s execution of this Agreement.

M.Executive’s Agreement To Resign From All Executive Positions. As a free and voluntary act, Executive agrees to resign from all officer and director positions he holds at Advanced Energy Industries, Inc. and its affiliates.

N.Prior Agreements. Executive and AEI entered into a Key Employee Agreement To Protect Confidential Information, Assign Inventions, and Prevent Unfair Competition And Unfair Solicitation (“Key Employee Agreement”) at the inception of Executive’s employment with AEI and in consideration of Executive’s new employment with AEI. Executive and AEI entered into an Executive Change In Control Agreement effective as of April 30, 2012, as amended. The parties agree, as a material term of this Agreement, that they did not intend for the Executive Change In Control Agreement to modify or supersede the Key Employee Agreement, or any term or provision of the Key Employee Agreement, and that it did not in fact modify or supersede the Key Employee Agreement, or any term or provision of the Key Employee Agreement. The parties to this Agreement further agree, as a material term of this Agreement, that the Executive Change In Control Agreement was and is null and void, that no benefits are triggered thereunder and is now terminated. The parties each specifically waive the right to assert that the Executive Change In Control Agreement modified or superseded any term or provision of the Key Employee Agreement.

IV. ADDITIONAL PROVISIONS

A.Voluntary Agreement. Executive acknowledges that he is only entitled to the consideration specified in this Agreement as the result of his execution of this Agreement and that Executive’s execution of the Agreement is knowing and voluntary.

B.Severability. In case any one or more of the provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired. Further, any provision found to be invalid, illegal or unenforceable shall be deemed, without further action on the part of the parties to this Agreement, to be modified, amended and/or limited to the minimum extent necessary to render such clauses and/or provisions valid and enforceable.

C.Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and may be amended, modified or superseded only by a written agreement signed by each Party directly affected by the amendment. No prior, contemporaneous or future oral statements shall modify or otherwise affect the terms and provisions of this Agreement.

D.Choice Of Law. This Agreement shall be construed in accordance with the substantive laws of the state of California without regard to its conflict of laws principles.

E.No Admission Of Liability. AEI denies that AEI took any improper action against Executive or that it violated any federal, state, or local law or common law principle in its treatment or compensation of him. This Agreement shall not be admissible in any proceeding as evidence of any improper conduct by AEI.

F.Assignment. Neither party may assign its rights or obligations under this Agreement to any other party without the prior written consent of the other party to this Agreement. As an exception to this provision, AEI may assign this Agreement to an affiliated entity or a successor (which includes a purchaser of more than 50% of Advanced Energy Industries, Inc.’s assets) without Executive’s prior approval.

G.Authority. Executive and the undersigned representative of AEI both separately represent and warrant that they each, respectively, have the right and authority to execute this Agreement, and that they each, respectively, have not sold, assigned, transferred, conveyed, or otherwise disposed of any Claims or potential Claims relating to any matter covered by this Agreement.

H.Binding Effect. This Agreement is binding upon the Parties, their heirs, representatives, executors, administrators, successors, and assigns.

I.Drafting Of Agreement. The Parties each acknowledge that they each, respectively, have had the opportunity to retain counsel of their own choosing concerning the making and entering into this Agreement; that they have read and fully understand the terms of this Agreement and have had the opportunity to have it reviewed and approved by their counsel of choice, with adequate opportunity and time for such review; and that they are fully aware of its contents and of its legal effect. The parties further agree that this Agreement shall not be construed against any Party on the grounds that such Party drafted this Agreement. Instead, this Agreement shall be interpreted as though drafted equally by all of the Parties.

YOUR SIGNATURE BELOW ACKNOWLEDGES THAT YOU HAVE READ THIS AGREEMENT CAREFULLY IN ITS ENTIRETY THAT YOU KNOW AND UNDERSTAND ITS CONTENTS, AND THAT YOU ENTER INTO THIS AGREEMENT FREELY AND AS A VOLUNTARY ACT.

Executive	Advanced Energy Industries, Inc.

/s/ Gordon Tredger	/s/ Randy Hester
Gordon Tredger	Randy Hester
Executive	Executive Vice President of Human Resources

Dated: May 5, 2014	Dated: May 5, 2014

ADDENDUM A
TO EXECUTIVE SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS
BETWEEN ADVANCED ENERGY INDUSTRIES, INC. AND EXECUTIVE

Advanced Energy Industries, Inc. shall provide the following consideration to Executive pursuant to Section III.A. of the Agreement.

1.Lump Sum Payment. Advanced Energy Industries, Inc. will provide Executive with a lump sum payment of Two Hundred and Twenty Five Thousand Dollars ($225,000) representing approximately nine (9) months of Executive’s base salary. This payment will be paid in accordance with AEI’s payroll practice and shall be subject to all normal withholdings.

2.COBRA Benefits. AEI will provide Executive a gross payment of approximately Sixteen Thousand Dollars ($16,000) in lieu of eight (8) months of reimbursement for benefits under the Consolidated Omnibus Budget Reconciliation Act.

3.Other Benefits. This Addendum will supersede any other AEI severance policy as provided to employees generally under the current Corporate Policy Manual and will be in satisfaction and in lieu of any other severance (including but not limited to statutory or contractual severance), notice period, wrongful termination damages or other claims or rights Executive may have arising out of the termination of Executive’s employment.

I accept the terms and conditions of this Addendum:	Advanced Energy Industries, Inc.

/s/ Gordon Tredger	By:	/s/ Randy Hester
Gordon Tredger	Its:	Executive Vice President of Human Resources
Executive	Date:	May 5, 2014

Date: May 5, 2014